UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

Apartment Trust of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101, Richmond, Virginia 23230

(Address of principal executive offices)

(Zip Code)

(804) 237-1335

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 27, 2012, we issued a letter to our stockholders providing, among other things, an update on the results of the litigation described in Item 8.01 below, as well as our intention to pursue all possible remedies in an effort to recover our costs associated with such litigation. A copy of the stockholder letter, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

As has been described in our prior public filings, we were named as a defendant in litigation relating to a series of agreements that we entered into in August 2010 pursuant to which we were to purchase eight apartment properties. Certain investors in the statutory trusts that owned those properties named our company as a defendant in this litigation that they brought principally against the trustee who had authority to act on behalf of the trusts. As previously reported, we terminated the purchase agreements with respect to such properties in February 2011 and therefore did not acquire the properties. We have always maintained that the claims against us in the litigation were without merit, and we defended the claims vigorously, resulting in a trial that began in April 2012. On June 27, 2012, the court ruled that we committed no wrongdoing and were not liable for any of the claims made against us in the litigation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1    Apartment Trust of America, Inc. Stockholder Letter, dated June 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Trust of America, Inc.

Dated: June 27, 2012	By:	/s/ Gustav G. Remppies
	Name:	Gustav G. Remppies
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Apartment Trust of America, Inc. Stockholder Letter, dated June 27, 2012.